SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                 DATE OF EARLIEST EVENT REPORTED: April 4, 2003



                                   MCSi, INC.
    (Exact name of registrant as specified in its articles of incorporation)



         MARYLAND                   000-21561                 31-1001529
      (State or other        (Commission file number)      (I.R.S. employer
       jurisdiction                                       identification no.)
     of incorporation)



               4751 HEMPSTEAD STATION DRIVE, DAYTON, OHIO 45429
                   (Address or principal executive offices)



                                (937) 291-8282
             (Registrant's telephone number, including area code)


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ITEM 5.     OTHER EVENTS

On April 4, 2003, MCSi, Inc. ("MCSi" or the "Company") entered into a Forbearance Agreement with the lenders under its existing secured credit facility under which the lenders agreed to forbear until May 2, 2003 from exercising certain remedies available to them under the credit agreement. As previously reported, MCSi is in violation of certain financial and other covenants under this facility. The Forbearance Agreement is attached hereto as
Exhibit 10.1 and is incorporated herein by reference.

On April 4, 2003, MCSi issued a press release relating to the Forbearance Agreement and the events described in Item 6 below. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 6.     RESIGNATION OF REGISTRANT'S DIRECTORS

On April 4, 2003, MCSi announced that Ira H. Stanley had resigned from its Board of Directors and as its Chief Financial Officer. Mr. Joseph M. Geraghty has been appointed as the Company's Chief Financial Officer.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial statements.

Not applicable.

(b)   Pro forma financial information.

Not applicable.

(c)   Exhibits.

10.1 Forbearance Agreement, dated April 4, 2003, by and between MCSi, Inc., the financial institutions listed on the signature pages thereto, National City Bank, as a lender and Documentation Agent and PNC Bank, National Association, as a lender, the Swing Line Lender, Letter of Credit Issuer, Collateral Agent and Administrative Agent.

99.1  Press Release dated April 4, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 4, 2003                MCSi, INC.


                                      By:  /s/ D. Gordon Strickland
                                           ------------------------
                                           D. Gordon Strickland
                                           President and Chief Executive Officer

                                  Exhibit Index
                                  -------------

Exhibit No.       Description
-----------       -----------

   10.1 Forbearance Agreement, dated April 4, 2003, by and between MCSi, Inc., the financial institutions listed on the signature pages thereto, National City Bank, as a lender and Documentation Agent and PNC Bank, National Association, as a lender, the Swing Line Lender, Letter of Credit Issuer, Collateral Agent and Administrative Agent.

   99.1           Press Release dated April 4, 2003.